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                                                                     EXHIBIT 4.4


                              AMENDED AND RESTATED
                          SHAREHOLDERS RIGHTS AGREEMENT

                THIS AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT ("Agreement") is made as of the 3rd day of May, 2001, by and among Beacon Education Management, Inc., a Delaware corporation (the "Company") with its principal place of business at 112 Turnpike Road, Suite 107, Westborough, Massachusetts 01581; KinderCare Learning Centers, Inc., a Delaware corporation ("Investor") with its principal place of business at 650 NE Holladay, Suite 1400, Portland, Oregon 97232; and the shareholders of the Company, including the Investor, listed on Exhibit A, as amended in the future upon such other persons or entities becoming shareholders of the Company and becoming parties to this Agreement (the "Shareholders").

                                    RECITALS

                WHEREAS, the Company and Investor are parties to the Equity Purchase and Loan Agreement (the "Equity Agreement") dated as of February 17, 2000; and

                WHEREAS, the Company agreed, as an inducement for Investor to enter into the Equity Agreement, to provide certain rights to Investor with respect to the shares of common stock of the Company acquired by Investor pursuant to the Equity Agreement (whether by initial purchase, conversion or otherwise; "Investor's Shares"); and

                WHEREAS, certain of the Shareholders and Investor entered into the Shareholders Rights Agreement, dated February 17, 2000 (the "Original Agreement"), describing all rights with respect to the common stock, $0.01 par value per share, of the Company (the "Common Stock") (such common stock and any other securities convertible or exchangeable into common stock or other securities into which such common stock shall have been changed or reclassified the "Shares"); and

                WHEREAS, the parties to the Original Agreement desire to amend the Original Agreement in order to grant certain rights to the purchasers of the Company's Common Stock pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the persons listed on Exhibit A hereto as the Subsequent Investors (the "Subsequent Investors").

                NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

        1. Registration Rights. The Company covenants and agrees as follows:

           1.1 Definitions. For purposes of this Section 1:

               (a) The term "Act" means the Securities Act of 1933, as amended.





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               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Hambrecht" means the Hambrecht 1980 Revocable Trust, William R. Hambrecht as Trustee.

               (d) The term "Holder" means the Investor or any of the Other Investors and any person owning or having the right to acquire Registrable Securities as an assignee thereof in accordance with Section 1.12 hereof.

               (e) The term "Investor Registrable Securities" means (i) the Investor's Shares, (ii) the Shares of the Company acquired by Investor pursuant to Section 2.3 hereof, (iii) any capital stock or other securities into which Investor's Shares have been changed or any capital stock or other securities resulting from a reclassification thereof, (iv) any equity interests of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of Investor's Shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by Investor in a transaction in which the rights under this Section 1 are not assigned or assignable and any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Act.

               (f) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (g) The term "Other Investors" means Hambrecht and the Subsequent Investors.

               (h) The term "Other Registrable Securities" means (i) the Shares of the Other Investors, (ii) the Shares of the Company acquired by the Other Investors pursuant to Section 2.3 hereof, (iii) any capital stock or other securities into which any of the Other Investors' Shares have been changed or any capital stock or other securities resulting from a reclassification thereof,
(iv) any equity interests of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of any of the Other Investors' Shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by any of the Other Investors in a transaction in which the rights under this Section 1 are not assigned or assignable and any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Act.

               (i) The term "Qualified Public Offering" shall mean the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general



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public generating not less than $25,000,000 in aggregate proceeds to the Company and reflecting a valuation of the Company of not less than $60,000,000.

               (j) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and the declaration or ordering of effectiveness of such registration statement or document.

               (k) The term "Registrable Securities" shall mean the Investor Registrable Securities and the Other Registrable Securities.

               (l) The number of shares of "Registrable Securities then outstanding" as to Investor or the Other Investors shall be the aggregate number of Shares outstanding which are, and the number of Shares issuable pursuant to then exercisable or convertible securities which are, Investor Registrable Securities and Other Registrable Securities, as the case may be.

               (m) The term "SEC" means the Securities and Exchange Commission.

           1.2 Demand Registration.

               (a) If the Company shall receive at any time after 180 days following the closing of the first registered public offering of securities of the Company a written request from Holder that the Company file a registration statement under the Act covering the registration of the Registrable Securities then outstanding, then the Company shall use its best efforts to effect as soon as practicable, and in any event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities that Holder requests to be registered, provided that the Registrable Securities requested by Holder to be registered pursuant to such request must have an anticipated aggregate public offering price of not less than $3,000,000. Promptly (in any event, within 10 days) after the Company has received notice from a Holder of a demand, the Company shall notify the other Holders of such demand and, subject to Section 1.2(b) hereof, the other Holders may elect to exercise their demand rights in concert with the first Holder.

               (b) If a Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to each Holder participating in the underwriting, provided that such underwriter shall be of nationally recognized standing and shall agree to firmly underwrite such offering. Each Holder participating in the underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provisions of this Agreement, if the underwriter advises a Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced first by reducing the number of Registrable Securities of Holders other than Investor; and provided, however, that the number of Investor's shares of Registrable Securities to be included in such underwriting shall not be reduced



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unless all other securities are first entirely excluded from the underwriting.
In a registration pursuant to Section 1.2(a), if Registrable Securities held by Holder are excluded from the registration pursuant to this Section 1.2(b), then that registration will not be deemed to be a registration requested by Holder for the purposes of Section 1.2(d)(ii).

               (c) Notwithstanding the foregoing:

                   (i) If the Company shall furnish to each Holder demanding registration a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company it would be detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the first such Holder; provided, however, that the Company may not utilize this right more than once in any twelve-month period. If the Company shall so postpone the filing of a registration statement, each Holder shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the request for registration to which Holder is entitled pursuant to Section 1.2 hereof.

                   (ii) Upon written notice by the Company to each Holder demanding registration stating that in the good faith judgment of the Company it would be advantageous to the Company to raise capital in the proposed registration, then the Company may offer Shares for its own account in the proposed registration. If any underwriter in connection with the proposed registration advises Holder and the Company in writing that marketing factors require a limitation of the number of Shares to be underwritten, then the number of Shares offered by the Company in the underwriting shall be reduced accordingly.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect,

                   (i) As to Investor, any registration pursuant to this Section
1.2 after the Company has effected one registration requested by Investor pursuant to that subsection and such registration has been declared or ordered effective;

                   (ii) As to the holders of Other Registrable Securities, any registration pursuant to this Section 1.2 after the Company has effected one registration requested by the holders of Other Registrable Securities pursuant to that subsection and such registration has been declared or ordered effective;

                   (iii) A registration subject to this Section 1.2 hereof during the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of a registration statement pursuant to which Holder would be entitled to participate under Section 1.3 hereof, and ending on a date ninety (90) days after the effective date of such filing,




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provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

           1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than a Holder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company option plan, a registration solely with respect to debt securities or a registration pursuant to Section 1.2), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 6.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered, provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section
1.3 without obligation to any such Holder.

           1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company and the participating Holder (for purposes of Section 1.4(e)) shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective for a period of up to one hundred twenty (120) days; provided, however, that such 120-day period shall be extended for a period of time equal to the period Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to each participating Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

               (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each participating Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.



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               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder shall also enter into and perform its obligations under such an agreement.

               (f) Notify each participating Holder any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Cause to be furnished, at the request of each participating Holder on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each participating Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each participating Holder.

           1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities that each participating Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

           1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printers' and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company and the Company shall indemnify against and reimburse Holder for all such expenses (including fees and disbursements of counsel for the Company in its capacity as counsel to each participating Holder; provided that, if Company counsel does not make itself available to each



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participating Holder for this purpose, the Company will pay and reimburse the reasonable fees and disbursements of one counsel for each participating Holder in an amount not to exceed $15,000 for each participating Holder); provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of a participating Holder (in which case the Holder requesting such withdrawal shall bear such expenses), unless the Holder requesting such withdrawal agrees to forfeit its demand registration rights pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, such Holder has either learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holder at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change or the notification to the Company by such Holder of such material adverse change (it being acknowledged by the Company that no Holder has any duty to discover any such matter), or such withdrawal by such Holder is in response to a deferral of registration by the Company pursuant to Section 1.2(c)(i), then Holder shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 1.2.

           1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 1.3 for each participating Holder, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to each participating Holder; provided that, if Company counsel does not make itself available to each participating Holder for this purpose, the Company will pay and reimburse the reasonable fees and disbursements of one counsel for each participating Holder in an amount not to exceed $15,000 for each participating Holder; but excluding underwriting discounts and commissions relating to Registrable Securities.

           1.8 Underwriting Requirements. In connection with any offering involving an underwritten public offering of Shares under Section 1.3, the Company shall not be required to include any of Holder's securities in such offering unless such Holder accepts the terms of the offering as agreed upon between the Company, each participating Holder and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders other than the Investor according to the total amount of Registrable Securities entitled to be included therein owned by each such Holder or in such other proportions as shall mutually be agreed to by such Holders) but in no event shall the amount of securities of the Investor included in the offering be reduced unless all other securities other than Shares to be offered for the account of the Company are first entirely excluded from the underwriting.



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           1.9 Reports Under Securities Exchange Act of 1934. With a view to making available to Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit each Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its common stock (or other securities) under Section 12 of the 1934 Act, as is necessary to enable Holder to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           1.10 Form S-3 Registration. If the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

               (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.10: (1) if Form S-3 is not available for offering by such Holder; (2) if such Holder proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to such Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company, it would be detrimental to the Company for such Form S-3 Registration



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to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of such Holder under this Section 1.10; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 pursuant to this Section 1.10 or a registration pursuant to Section
1.2 hereof; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of a Holder. The Company shall bear and pay all expenses incurred in connection with a registration requested pursuant to Section 1.10, including (without limitation) all registration, filing, qualification, printer's and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to each participating Holder; provided that if Company counsel does not make itself available to each participating Holder for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for each participating Holder in an amount not to exceed $15,000 for each participating Holder) and the Company shall indemnify Holder against and reimburse Holder for all such expenses but excluding underwriting discounts and commissions relating to Registrable Securities. Registrations effected pursuant to this Section 1.10 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3. Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, a registration subject to this Section 1.10 hereof during the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of a registration statement pursuant to which Holder would be entitled to participate under Section 1.3 hereof, and ending on a date ninety (90) days after the effective date of such filing, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

           1.11 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify, reimburse and hold harmless each participating Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or any such underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in any such prospectus, amendment or supplement a material fact required to be stated therein, or



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necessary to make the statements made therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act. In connection with (and not in limitation of) any of the foregoing, Company will indemnify, reimburse and hold harmless each participating Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided; however, that the indemnity agreement contained in this subsection 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each participating Holder will indemnify, reimburse and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and each other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.11(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably delayed or withheld; provided, however, that in no event shall any indemnity under this subsection 1.11(b) exceed the net proceeds from the offering received by a Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a



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reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.11.

               (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and each Holder under this
Section 1.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

           1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by any Holder to one or more transferees or assignees of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of each such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) with respect to all rights other than the rights to demand registration under Section 1.2 (it being acknowledged that only the Investor or any of the Other Investors or if assigned, a Holder with more than fifty percent (50%) of the Investor Registrable Securities or Other Registrable Securities shall be permitted to exercise such demand right; provided, that, in connection with any demand registration, the other Holders may participate in such registration under
Section 1.3 as though such registration were by the Company) such transferee or assignee acquires from Investor or any of the Other Investors at least twenty percent (20%) of the Investor Registrable Securities or Other Registrable Securities, as the case may be; (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Sections 1.14, 2.3, 4 and 5 below; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Act.

           1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor (including, for purposes of this Section, an affiliate of Investor upon transfer of the Registrable Securities from Investor to an affiliate pursuant to this Agreement), enter into any agreement with any holder or prospective holder of any securities of the Company granting any registration rights to such holder or prospective holder superior to those in this Agreement, unless the Company shall provide Investor rights at least equal thereto.

           1.14 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) who own more than 5 percent of the Company's outstanding securities enter into similar agreements;

               (c) such market stand-off time period shall not exceed 180 days.

           In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Holders (and the Shares or securities of every other person subject to the foregoing restriction) until the end of the period.

           Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

           1.15 Termination of Registration Rights.

               (a) Holders shall not be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Company's first registered public offering of securities.

               (b) In addition, the right of a Holder to request registration or inclusion in any registration pursuant to Section 1 shall terminate on such date, after the closing of the first registered public offering of Common Stock of the Company, that the Company delivers to the Holder an opinion of counsel to the Company (in form, substance and from a firm reasonably satisfactory to such Holder) that all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

           2. Covenants of the Company.

                2.1 Preemptive Rights. Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to Investor and each Shareholder a preemptive right with respect to future sales by the Company of its Shares.

                Each time the Company proposes to offer for sale any Shares, the Company shall first offer such Shares to Investor and each Shareholder of the Company (provided that the Company shall not be obligated to offer Shares to Investor or any Shareholder that is not an accredited investor as defined in Rule 501(a) under the Act) in accordance with the following provisions:

                     (a) The Company shall deliver a notice ("Notice") to Investor and each Shareholder stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                     (b) By written notification received by the Company, within 30 calendar days after receiving the Notice, Investor and Shareholders may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that number of Shares being offered in the Notice owned by the Investor or Shareholder, as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by the Investor (assuming Investor has converted its commitment pursuant to the Equity Agreement) or Shareholder (including any options for the purchase of Shares) as the case may be, as of the date of the Notice and the denominator of which is the aggregate number of Shares owned as of the date of the Notice by the Investor and all the Shareholders (on a fully diluted basis), times (ii) the number of Shares being offered in the Notice.

                     (c) If all Shares that Investor and Shareholders are entitled to obtain pursuant to subsection 2.1(b) are not elected to be obtained as provided in subsection 2.1(b) hereof, the Company may, during the 10-day period following the expiration of the period provided in subsection 2.1(b) hereof, first offer the remaining unsubscribed portion of such Shares to Investor and the Other Investors, with the Investor being entitled to purchase 50% of the remaining Shares and the Other Investors collectively being entitled, on a pro rata basis, to purchase 50% of the remaining shares. If either Investor or Other Investors elect not to purchase their full 50% share within ten (10) days, the other party will have the right within the next succeeding 10 days to purchase the remaining Shares. Thereafter, if Shares entitled to be purchased pursuant to subsection 2.1(b) remain unpurchased, the Company may offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within a 60-day period following the expiration of the period provided in subsection 2.1(b), or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to Investor and the Shareholders in accordance herewith.

               (d) The preemptive rights in this Section 2.1 shall not be applicable to (i) any Shares issuable under any Company option or incentive plan authorized by the Board of Directors of the Company, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities currently outstanding, (iii) the issuance of securities for other than cash consideration in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, and (iv) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock of the Company, distributable on a pro rata basis to all holders of such Common Stock.

               (e) The preemptive rights in this Section 2.1 are not transferable to a subsequent Holder or otherwise, except that Investor may transfer such rights to an affiliate of Investor (in which event or the term "Investor" herein shall be deemed where appropriate to refer to such affiliate).

           2.2 General Restriction. Notwithstanding anything to the contrary herein, none of the Shareholders may sell, exchange, give, devise or otherwise dispose of ("Transfer"), either voluntarily or involuntarily or by operation of law (including any Transfer pursuant to equitable distribution proceedings or pursuant to a divorce decree) any of the Shares, or any rights or interest appertaining thereto, whether now owned or hereafter acquired, except as permitted by this Agreement.

        Notwithstanding the preceding sentence, the Shareholders may pledge or encumber Shares, or any rights or interest appertaining thereto, whether now owned or hereafter acquired and such transaction shall not constitute a Transfer; provided, however, that such transaction shall be deemed a Transfer in the event of a foreclosure by a third party of a security interest in any Shares, and in such event the Eligible Offeree Shareholders (as hereinafter defined) and the Company shall have the rights of first offer as set forth in
Section 2.3(a), subject to the same notice, purchase, and time provisions provided therein; provided, further, that any pledgee shall acknowledge and agree prior to any such pledge or encumbrance that any Shares so pledged or encumbered by a Shareholder are subject to the provisions of this Agreement. If the Eligible Offeree Shareholders and the Company elect not to purchase the Shares in the event of a Transfer pursuant to a foreclosure by a third party of a security interest, the Shares may thereafter be sold or transferred to a third party consistent with the foreclosure proceeding.

           2.3 Voluntary Transfer. A Shareholder may voluntarily Transfer Shares under and as permitted by this Section 2.3, but not otherwise.

           (a) First Offer Rights. If a Shareholder shall desire to Transfer any Shares held by such Shareholder (the "Selling Shareholder"), such Selling Shareholder shall first offer such Shares (the "Offered Stock") to the Company and then to the Eligible Offeree Shareholders in accordance with the provisions hereof.

           (b) Notice. The Selling Shareholder shall give written notice to each of the Company and the Eligible Offeree Shareholders setting forth the terms and conditions (the "Offer Terms") upon which the Selling Shareholder proposes to Transfer the Offered Stock. The term "Eligible Offeree Shareholder" shall mean any Shareholder other than the Selling Shareholder. As used herein, the term "Common Stock Equivalent Shares" held by any person shall be all shares of the Company's Common Stock held by such person and all shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable security held by such person or issuable upon exercise of any option, warrant, or other right held by such person, in each case whether or not such security, option, warrant, or right is by its terms then convertible, exchangeable, or exercisable.

           (c) Option to Company. The Company shall have the exclusive right during the period of twenty (20) days following receipt of such notice to elect to purchase any or all of the Offered Stock proposed to be sold in accordance with the Offer Terms and Section 2.3(f); provided, however, that, as set forth in Section 2.3(d), an election by the Company to purchase less than all of the Offered Stock shall not be effective unless the option in Section 2.3(d) is exercised as to all of the Offered Stock not elected to be purchased by the Company under this Section 2.3(c).

           (d) Option in the Eligible Offeree Shareholders. If the Company does not exercise its right to purchase all of the Offered Stock proposed to be sold, the Eligible Offeree Shareholders shall have the exclusive right during the period of ten (10) days next following the twenty (20) day period provided for in Section 2.3(c) to elect to purchase all (but not less than all) of the Offered Stock proposed to be sold and not purchased by the Company pursuant to
Section 2.3(c) in accordance with the Offer Terms and Section 2.3(f). In the event that more than one Eligible Offeree Shareholder wishes to purchase the Offered Stock to be sold, the right to purchase shall be allocated among such Eligible Offeree Shareholders in proportion to their ownership of Common Stock Equivalent Shares.

           (e) Non-Exercise. If there shall be any default in making payment in full for any of the Offered Stock to be sold as aforesaid, in accordance with the applicable requirements of this Section 2.3, then, other than the defaulting party, non-defaulting Eligible Offeree Shareholders or the Company may purchase the Offered Stock as contemplated and the Selling Shareholder may sell the remaining shares of Offered Stock so offered hereunder to any person on terms no more favorable to such person than the Offer Terms. However, if the Selling Shareholder does not effect such sale within 90 days after the termination (by passage of time or default) of the first offer rights created under Section 2.3(a) through (d), the Selling Shareholder may not thereafter transfer any such shares without again complying with the provisions of this Section 2.3.

           (f) Closing. All purchase transactions between and among the parties hereto (or their assignees) pursuant to this Section 2.3 shall be consummated at a closing to be held not later than five (5) business days after the expiration of the applicable period provided for in Section 2.3(d), or at such later date as provided in the Offer Terms. At the closing, the purchaser shall deliver to the Selling Shareholder the consideration (cash or other, as agreed to by the parties to the Transfer) against delivery of the appropriate stock certificate(s) (or voting trust certificate(s)) duly endorsed for transfer.

                 (g) Exempted Transfers. The provisions of this Section 2.3 shall not apply to the transfer or retransfer of, and the Shareholders may transfer or retransfer, any Shares held by such Shareholder to or for the benefit of (i) any spouse, parent, child, grandchild, or lineal descendant (including adopted children and stepchildren) of such holder (including, without limitation, trustee(s) of a trust for the benefit of the Shareholder or any of the foregoing); (ii) any trustee of a voting trust for purposes of transferring shares into such voting trust; (iii) any legal representative, devisee, or heir of a Shareholder upon his or her death, provided all such transferees shall take such Offered Stock, subject to all the restrictions, terms, and condition of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring such shares and there shall be no further transfer of such shares except in accordance with this Agreement; (iv) the contractual obligations of William R. DeLoache and John C. Eason with Michael Ronan existing as of the date hereof; (v) the sale of Shares in a public offering or (vi) the transfer by Investor to an affiliate of Investor (each an "Exempted Transfer").

           2.4 Termination of Covenants. The covenants set forth in Sections
2.1 through 2.3 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

        3. Board Rights.

           So long as Investor holds at least five percent (5%) of the outstanding capital stock of the Company that votes for the election of directors, Investor is entitled to vote its Shares to elect such number of directors that will give the Investor representation approximately proportionate to its percentage of outstanding Shares in the Company, subject to a minimum of one director. The Board of Directors shall, subject to exercise of their fiduciary duty, nominate such persons selected by the Investor and each party to this Agreement shall vote for such nominee. The rights pursuant to this SECTION 3 are not transferable by Investor to a subsequent Holder or otherwise except Investor may transfer such rights to an affiliate of Investor (in which event the term "Investor" shall be deemed where appropriate to refer to such affiliate).

        4. Agreement to Sell Shares. If at any time after the date of this Agreement the holders of at least a majority of the Shares (being referred to jointly as the "Seller") shall determine to Transfer (in a business combination or otherwise) a majority of the Shares of the Company (but excluding an Exempt Transfer pursuant to Section 2.3(g)) in a bona fide arm's-length transaction to a person or entity not otherwise affiliated with any Seller ( a "Third Party") in which the same price per share shall be payable in respect to all Shares, then, upon the written request of such Seller, Investor and each Shareholder shall be obligated to, and shall, if so requested by such Third Party, (a) sell, transfer and deliver, or cause to be sold, transferred and delivered to such Third Party, all Shares owned by it at the same price per share and on the same terms as are applicable to the Seller, and (b) if approval by the shareholders of the Company of the transaction is required, vote its Shares in favor thereof and (c) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party all Shares owned by it (with respect to Investor a request pursuant to this Section 4 being an event triggering the conversion of Investor's commitment pursuant to the Equity Agreement) at a price per share equal to the terms as are applicable to the concurrent sale of

Shares. The rights and obligations of the parties under this Section 4 shall terminate upon the consummation of a Qualified Public Offering.

        5. Participation Rights.

           5.1 Tag-Along Obligations. Any party (the "Tag-Along Initiator") desiring to transfer any Shares (not constituting an Exempt Transfer pursuant to Section 2.3(g)) shall give not less than 20 days prior written notice of such intended transfer to each other party to this Agreement ("Tag-Along Offeree") and to the Company. Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of such proposed transfer, including the name of the proposed transferee, the number of Shares proposed to be transferred by the Tag-Along Initiator (the "Tag-Along Shares"), the purchase price per Share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within 10 days after delivery of the Tag-Along Notice, each Tag-Along Offeree shall, by written notice to the Tag-Along Initiator and the Company, have the opportunity and right to sell to the transferee in such proposed transfer (upon the same terms and conditions as the Tag-Along Initiator) up to that number of Shares owned by the Tag-Along Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Shares owned by the Tag-Along Offeree as of the date of the Tag-Along Notice and the denominator of which is the aggregate number of Shares owned as of the date of the Tag-Along Notice by the Tag-Along Initiator and all of the Tag-Along Offerees, times (ii) the number of Shares owned as of the date of the Tag-Along Notice by the Tag-Along Offeree; provided, however, that the number of Shares to be sold by any Tag-Along Offeree shall not exceed the same proportion as the Shares to be transferred by the Tag-Along Initiator bears to the number of Shares held by the Tag-Along Initiator. The amount of Tag-Along Shares to be sold by any Tag-Along Initiator shall be reduced to the extent necessary to provide for such sales of Shares by Tag-Along Offerees.

           5.2 Closing. At the closing of any proposed transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with all Tag-Along Offerees electing to sell Shares, shall deliver, free and clear of all liens, to the proposed transferee certificates evidencing the Shares to be sold thereto duly endorsed with transfer powers and shall receive in exchange therefore the consideration to be paid or delivered by the proposed transferee in respect of such Shares as described in the Tag-Along Notice.

           5.3 Termination. The rights and obligations under this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

6. Miscellaneous.

           6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, exclusive of choice of law provisions.

           6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           6.5 Notices. Except as otherwise specified herein, all notices, requests, demands, and other communications to or upon the parties hereto shall be in writing or by tested or otherwise authenticated telecopier, telex, telegram, or cable and shall be deemed to have been duly given or made two business days after deposit in the mails, certified and postage prepaid, or transmitted by telecopier or telex or delivered to the telegraph office, addressed to the party to which such notice, request, demand, or other communication is requested or permitted to be given or made hereunder at the addresses set forth below (or to any telecopier or telex number published as belonging to such party at such address) or at such other address of which such party shall have notified in writing the other parties hereto.

           If to Investor:        KinderCare Learning Centers, Inc.
                                  c/o Eva M. Kripalani
                                  Vice President and General Counsel
                                  650 NE Holladay, Suite 1400
                                  Portland, Oregon 97232
                                       Facsimile No. (503) 872-1391

            With a copy to:        Stoel Rives LLP
                                   900 SW Fifth Avenue, Suite 2300
                                   Portland, Oregon 97204
                                   Attn: Gary R. Barnum, Esq.
                                   Facsimile No. (503) 220-2480

           If to Hambrecht:        Hambrecht 1980 Revocable Trust
                                   Attn: William R. Hambrecht
                                   550 15th Street
                                   San Francisco, CA 94103
                                   Facsimile No. (415) 551-8686

If to any of the Subsequent Investors: To the address on the books of the Company.

           If to the Company:     Beacon Education Management, Inc.
                                  112 Turnpike Road, Suite 107
                                  Westborough, Massachusetts 01581
                                  Attn:  William R. DeLoache, Jr.
                                  Facsimile No. (615) 352-1776

           With a copy to:        Bass, Berry & Sims PLC
                                  315 Deaderick Street, Suite 2700
                                  Nashville, Tennessee 37238
                                  Attn: Howard H. Lamar III
                                  Facsimile No. (615) 742-6293

           6.6 Expenses. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed with an appellate court.

           6.7 Amendments and Waivers. Any term of this Agreement, including an addition of a Shareholder under this Agreement, may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Investor and a majority of Shareholders except that amendments related to the registration rights provided in Section 1 may be made only with the written consent of the Company, Investor and the holders of a majority of the Other Registrable Securities.

           6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           6.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes any other agreements and understandings, whether oral or written, between the parties hereto, with respect to the subject matter of this Agreement.

           6.9 Amendment of Original Agreement. This Agreement hereby amends, restates and supercedes the Original Agreement in its entirety.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    BEACON EDUCATION MANAGEMENT, INC.



                                    By:    /s/ Michael B. Ronan
                                           -------------------------------------
                                    Title: CEO and President
                                           -------------------------------------


INVESTOR:                           KINDERCARE LEARNING CENTERS, INC.



                                    By:    /s/ David J. Johnson
                                           -------------------------------------
                                    Its:   Chairman and CEO
                                           -------------------------------------


SHAREHOLDERS:                              /s/ William R. DeLoache, Jr.
                                    --------------------------------------------


                                           /s/ John C. Eason
                                    --------------------------------------------


                                           /s/ Ledyard H. McFadden
                                    --------------------------------------------


                                    HAMBRECHT 1980 REVOCABLE TRUST



                                    By:    /s/ William R. Hambrecht
                                           -------------------------------------

                                           /s/ Michael B. Ronan
                                           -------------------------------------


                                    J.F. Shea Co., Inc.
                                    as nominee 2001-20



                                    By:    /s/ James G. Shontere
                                           -------------------------------------
                                    Title: Secretary
                                           -------------------------------------

                                    WR HAMBRECHT + CO, LLC

                                    By:    /s/ Anna-Marie Schweizer
                                           -------------------------------------
                                    Title: Treasurer
                                           -------------------------------------


                                    HAMCO Capital Corporation



                                    By:    /s/ W.R. Hambrecht
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    Ashford Capital Management, Inc. with
                                    discretion f/b/o Anvil Investment
                                    Associates, L.P.



                                    By:    /s/ Theodore H. Ashford for Anvil
                                           -------------------------------------
                                           Management Co., LLC
                                           -------------------------------------

                                    Title: General Partner
                                           -------------------------------------



                                           /s/ Jodi Tucker
                                    --------------------------------------------


                                           /s/ Avalee Abu-Suneima
                                    --------------------------------------------


                                           /s/ Paul McDonnel Cathcart
                                    --------------------------------------------


                                           /s/ Mrs. Paul McDonnell Cathcart
                                    --------------------------------------------


                                           /s/ Karin L. Harvey
                                    --------------------------------------------


                                           /s/ Peter J. Harvey
                                    --------------------------------------------


                                           /s/ Alan Pearson
                                    --------------------------------------------

                                           /s/ William E. Mayer
                                    --------------------------------------------


                                           /s/ Paul Pelosi
                                    --------------------------------------------


                                           /s/ Henry S. Bienen
                                    --------------------------------------------


                                           /s/ Richard J. Guggenhime
                                    --------------------------------------------